SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☒	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-12

JULIUS BAER GLOBAL EQUITY FUND INC.

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JULIUS BAER FUNDS – Clarification of Proxy Statement Disclosure

NEW YORK, May 8, 2008– The Julius Baer Investment Funds and the Julius Baer Global Equity Fund Inc. (together, the “Julius Baer Funds”) announced to shareholders a clarification of the description included in the Proxy Statement dated March 10, 2008 (“Proxy Statement”) with respect to the frequency of investment advisory fee payments.  The Proxy Statement and a letter to shareholders are available at www.us-funds.juliusbaer.com.

The Proxy Statement relates to special meetings (“Special Meetings”) of the Julius Baer Funds which are expected to be held on May 15, 2008, or such later date as may be determined by the Fund Boards.  At the Special Meetings, shareholders of the Julius Baer Funds will be asked to approve amended and restated investment advisory agreements between the Julius Baer Funds and Julius Baer Investment Management LLC (the “Adviser”).  As explained in the letter to shareholders, the text of the Proxy Statement states that the Julius Baer Funds will pay annual investment advisory fees, which are calculated daily and “paid monthly,” but the forms of investment advisory agreement attached as Appendix A to the Proxy Statement state that the Julius Baer Funds will pay the Adviser “after the end of each calendar quarter.”  The Julius Baer Funds pay the investment advisory fee monthly, thus each form of investment advisory agreement should state that the Julius Baer Funds will pay the Adviser “after the end of each month.”

Shareholders are encouraged to review the letter to shareholders which is available on the Internet at http://us-funds.jbfundnet.com/web/ct/publications/legalpublications.aspx?cmsitem=224529 or by calling 1-800-387-6977.  Shareholders may obtain information about voting their shares by calling 1-800-628-8510.

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The investment objectives, risks, charges and expenses of each Julius Baer Fund must be considered carefully before investing. The prospectus contains this and other important information about the investment company, and it may be obtained by calling 1-800-387-6977 or visiting www.us-funds.juliusbaer.com. Read the prospectus carefully before investing.  Mutual fund investing involves risk. Principal loss is possible.

About the Julius Baer Funds
The Julius Baer Investment Funds consist of the Julius Baer International Equity Fund, the Julius Baer International Equity Fund II, the Julius Baer Total Return Bond Fund, the Julius Baer Global High Income Fund, the Julius Baer U.S. Microcap Fund, the Julius Baer U.S. Smallcap Fund, the Julius Baer U.S. Midcap Fund, and the Julius Baer U.S. Multicap Fund.  The Julius Baer Funds are distributed by Quasar Distributors, LLC.

Contacts
For information about the Proxy Statement:  DF King, 1-800-628-8510
For information about the Julius Baer Funds:  US Bancorp, 1-800-387-6977